AGREEMENT TO EXERCISE PURCHASE OPTION

THIS AGREEMENT, made in Wildwood, Florida, on February 16, 1995, between LARRY DEAN FAW (the "seller and option owner") residing at 14400 SW 46th Court, Ocala, Florida, and Studio City Incorporated, (the "purchaser") [a Florida corporation] having an office at 22. Seminole Path. Wildwood, Sumter County, Florida.

WHEREIN ITS MUTUALLY AGREED, AS FOLLOWS:

1. That both parties entering into agreement named Option To Acquire Filmed Entertainment Properties, duly executed on February 16, 1993, whereas, the Purchaser agrees to exercise its option to acquire the following Intellectual Properties from Larry Dean Faw, (as originally set forth in Exhibit A of the Option to Acquire Agreement). 1. "Cut Throat Ridge" designated copyright of 1976, 2. "The Plunderers" designated copyright of 1976, 3. "The Orion Murders" designated copyright of 1990. 4. "Battle of Buck Mountain" designated copyright of 1987, 5. "A Delicate Obsession" designated copyright of 1987. 6. "Seven Eleven Sorority Street" designated copyright of 1987, 7. "Ghost Rider" designated copyright of 1984, 8. "The Hillsville Courthouse Massacre" designated copyright of 1978, 9. "Otto" designated copyright of 1978. 10. "The Last Great Adventure" designated copyright of 1978

2. That Larry Dean Faw agrees to transfer all of his ownership rights in the above mentioned Intellectual Properties to Studio City Incorporated Holding in exchange for cash in the amount of Five Hundred Thousand Dollars for each Intellectual Property, an amount to be projected as $50,000 plus 2% of the future net distributable profits. Totalling Five Million Dollars for all ten properties.

3. Studio City Incorporated agrees to exchange Five Million Warrants to Purchase Common Stock at a purchase price of $1.00 per share to Larry Dean Faw for the ownership of the aforementioned intellectual properties. The cost of the warrants were determined by a separate agreement dated February 16, 1993 at a purchase price of $1.00 per Warrant. Totalling Five Million Dollars for the purchase price of Five Million Warrants, which would allow Larry Dean Faw to purchase Five Million shares of Common Stock in Studio City Incorporated for a purchase price of $1.00 per share of common stock.

4. That both parties agree this Agreement is a true and entire agreement under the General Statutes of the State of Florida, and agree to be bound the content and intent of this Agreement.

LARRY DEAN FAW
ss//Larry Dean Faw
Signature of Larry Dean Faw
(Seller)

STUDIO CITY INCORPORATED
ss//Roger H. Hefler
Signature of Roger H. Hefler
(Purchaser) Vice Chairman/CEO